EXHIBIT 99.1
[Superior Letterhead]
Superior Offshore International Announces Filing of Chapter 11 Bankruptcy
HOUSTON, May 14, 2008, /PRNewswire-FirstCall via COMTEX News Network/ — Superior Offshore International, Inc. (the “Company”) previously disclosed that on April 24, 2008 it filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) (Case No. 08-32590-H2-11). The Company continues to operate its business as “debtor in possession” under the jurisdiction of the Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.
          On May 8, 2008, the Company filed a motion with the Court for authority to sell a 12-Man 300 meter skid-mounted saturation diving system and related equipment to Global Industries Offshore LLC (“Global”) for a cash payment of $6,750,000.00.
          On May 13, 2008, the Company filed a motion with the Court for authority to terminate its registration under Section 12(g) of the Securities Exchange Act of 1934.
Contact:
Superior Offshore International, Inc.
713-910-1875